UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 9, 2005

MarkWest Hydrocarbon, Inc.

(Exact name of registrant as specified in its chapter)

Delaware	1-14841	84-1352233
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

155 Inverness Drive West, Suite 200, Englewood, CO		80112-5000
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: 303-290-8700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01  NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

MarkWest Hydrocarbon Inc. (the “Company”) received a letter from the American Stock Exchange (“AMEX”) dated June 9, 2005, advising that the Company is not in compliance with the AMEX requirements as set forth in Section 1101 of the Amex Company Guide for failure to file with the Securities and Exchange Commission its Annual Report on Form 10-K for year ended December 31, 2004 and its Quarterly Report on Form 10-Q for the three months ended March 31, 2005 by the prescribed filing deadlines.   The compliance letter gives the Company until June 24, 2005 to submit a plan of action that the Company has taken, or will take, to bring it into compliance by no later than July 11, 2005.  If the plan is accepted, the Company will remain listed during the plan period, during which it will be subject to periodic review to determine whether progress consistent with the plan is being made.  If the Company is not in compliance with the continued listing standards by July 11, 2005, or does not make progress consistent with the plan during the plan period, delisting procedures would be initiated.

The Company is devoting substantial resources and working with its outside auditors to complete and file the Annual Report on Form 10-K and Quarterly Report on Form 10-Q as soon as reasonably possible and to restore its compliance with the AMEX requirements.  The Company will submit its plan by June 24, 2005 to the AMEX.

Item 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

The exhibit identified below is filed as part of this report:

Exhibit 99.1                                    Press Release of the American Stock Exchange Compliance Letter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, MarkWest Hydrocarbon, Inc., as registrant, has duly caused this report to be signed on its behalf by the undersigned, hereunto authorized.

MarkWest Hydrocarbon, Inc.
(Registrant)

Date: June 15, 2005	By:	/s/ James G. Ivey
	Name:	James G. Ivey
	Title:	Chief Financial Officer

Exhibit Index

99.1                                                                        Press Release of the American Stock Exchange Compliance Letter.